UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 19, 2020

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, or “us”.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to an October 19, 2020 Certificate of Designation of Right and Limitations of Series B Preferred Stock and a May 28, 2021 Amended Certificate of Designation of Right and Limitations of Series B Preferred Stock (collectively, the “Certificates”), our Board of Directors fixed the rights, preferences, restrictions, among other such rights and preferences  pertaining to our Series B Preferred Stock,  as follows:

a)

The number of shares constituting Series B Preferred Stock shall be 1,000,000 shares. Holders of Series B Preferred Stock shall be entitled to participate in dividends only upon Common Stock converted from Series B.

b)

Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Series B Preferred Sock shall be entitled to receive the amount such holder would have received had such holder’s shares of Series B Preferred Stock, together with accrued and unpaid dividends thereon, been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation at a value of $1.00 a share.

c)

Each outstanding share of Series B Preferred Stock shall be entitled to a number of votes equal 0.00001% of the voting power attributable to all shares entitled to vote divided by the sum of (i) the number of shares of Series B Preferred Stock then issued and outstanding and (ii) the number of shares, if any, of Series B Preferred Stock then converted into Common Stock pursuant to Section the Conversion provisions.

d)

Each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the Holder of any Series B Preferred Stock, into that number of shares of Common Stock (“Conversion Shares”) determined as follows:

Conversion Shares = 1 share of Preferred B = 23 shares of common stock

i.	Original Issue Date - The date of the first issue of any shares of this Series B Preferred Stock.

The foregoing is a summary only and does not purport to be a complete description of all of the rights, preferences, and restrictions contained in the Certificates, and is subject to and qualified in its entirety by reference to the full text of the Certificates, which are filed herewith as Exhibits 4(i) and 4(ii)  to this Current Report on Form 8-K and is incorporated into this Item 3.03 by reference.

Item 8.01 Other Information

On May 28, 2021, Tysadco Partners, LLC invested $150,000 for our issuance of 150,000 Preferred B Preferred Stock at $1.00 per Preferred B Share.

Item 9.01  Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
4(i)	Amended Certificate of Designation of Right and Limitations of Series B Preferred Stock (as filed with Nevada on 05/28/2021)
4(ii)	Certificate of Designation of Right and Limitations of Series B Preferred Stock (as filed with Nevada on 10/19/2020)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2021	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

3